UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2010

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10757 South River Front Parkway Suite 125 South Jordan, Utah	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2520

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement

On July 16, 2010, Alto Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) in connection with the issuance of a convertible promissory note (“Note”) in the aggregate principal amount of $50,000.  The Note matures eight months from the date of issuance and bears interest at the rate of 8% per annum.  The Note may be prepaid prior to its maturity following 120 days at a 50% premium to the principal amount.  The Note, together with all interest as accrued, is convertible into shares of the Company’s common stock at a conversion price equal to the lower of (i) 58% of the average of the lowest three bid prices of the Company’s shares of common stock traded on the OTC Bulletin Board during the ten-day period prior to the date of conversion; or (ii) the effective price at which the Company issues shares of its equity securities (or securities convertible thereunto) in respect of certain financing, merger and acquisition, and other commercial transactions.  The SPA and the Note contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 16, 2010, the Company executed the SPA and issued the Note as described in Item 1.01 above.  The Note may be accelerated by the holder in the event of default and the rate of interest on the Note will increase to 22% per annum, retroactive to the date of issuance.  In addition, the amount due and payable under the Note (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 150% of the principal amount of the Note, plus default interest as accrued thereon, in the event of default.  The Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02	Unregistered Sales of Equity Securities.

On July 16, 2010, the Company issued a Note convertible into equity securities of the Company as described in Item 1.01 above.  The purchaser of the Note was an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”).  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1           Securities Purchase Agreement dated July 16, 2010 between Alto Group Holdings, Inc. and Asher Enterprises, Inc.

10.2           Convertible Promissory Note issued by Alto Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: July 21, 2010	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer